AST SpaceMobile

Transforming how
the world connects

Nasdaq

NASDAQ: ASTS

Business Update – Fourth Quarter 2021

March 31, 2022

Forward Looking Statements

The information in this presentation and the oral statements made in connection therewith includes "forward-looking statements" for the purposes of federal securities laws that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact in this presentation and the oral statements made in connection therewith regarding AST SpaceMobile, Inc.'s, collectively with its subsidiaries ("SpaceMobile" or the "Company"), financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as "expect," "believe," "anticipate," "intend," "estimate," "seek" and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management's current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of our Form S-1 Registration Statement filed with the SEC on June 25, 2021 (File No. 333-257425), the Risk Factors contained in Part II, Item 1A of AST SpaceMobile's Form 10-Q dated August 16, 2021, as well as the Risk Factors to be included in AST SpaceMobile's Annual Report on Form 10-K, to be filed with the SEC on March 31, 2022. The Company's securities filings can be accessed on the EDGAR section of the SEC's website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Industry and Market Data

This presentation includes market data and other statistical information from sources believed to be reliable, including independent industry publications, governmental publications or other published independent sources. Although AST SpaceMobile believes these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

Trademarks and Trade Names

AST SpaceMobile owns or has rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties' trademarks, service marks, trade names or products in this presentation is not intended to, and does not imply, a relationship with AST SpaceMobile, or an endorsement or sponsorship by or of AST SpaceMobile. Solely for convenience, the trademarks, service marks and trade names referred to in this presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that AST SpaceMobile will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Full Year Recap



WELCOME TO THE NASDAQ FAMILY!
ASTS
NasdaqListed
AST SpaceMobile
how the world connects
Nasdaq

BW3 Update



Path to launch of BlueWalker 3



LMDS 2 simulator



Launch Vehicle Adapter



Staging for RF testing

AST SpaceMobile

Industrialization Update


AST

Extension Facility Update



Business Update



Continued business momentum

Source: GSMA Intelligence (data as of 12/31/2021).

1. Metric defined as number of subscribers represented by mobile network operators who have agreements and understandings with AST SpaceMobile as of 3/31/2022.

Commercial and organizational progress in parallel with technology and industrialization milestones

Commercial

New MOU signed with Orange Group, an operator with over 220 million subscribers

1.8 billion subscribers represented by mobile network operators with whom we have agreements and MOUs [1]

Signed multi-launch agreement covering BW3, BlueBird 1 and framework for future launches

Organizational

Increase of 30 employees during Q4, now with a team of 566, including 386 full-time employees and consultants and 180 dedicated 3rd party engineering staff (as of 12/31/2021)

Increase to more than 2,100 patent and patent-pending claims supports strong and expanding competitive advantage (as of 3/31/2022)

Critical MNO relationships

Source: GSMA Intelligence (data as of 12/31/2021).

1. Metric defined as number of subscribers represented by mobile network operators who have agreements and understandings with AST SpaceMobile as of 3/31/2022.

When operational, SpaceMobile service will be available to our MNO customers, a growing list of leading companies that have over 1.8 billion existing subscribers [1]


AST
SpaceMobile
Potential Coverage

- ✓ Leverages existing 5 billion mobile phones
- ✓ Super-wholesale revenue share model
- ✓ Direct-to-phone native cellular architecture
- ✓ Strategic relationship with Vodafone
- ✓ Drives new MNO revenue and reduced churn
- ✓ Easy sign-up for cellular subscribers

Financial Update



Fourth quarter 2021 key financial metrics

1. Financials exclude non-cash expenses such as D&A and Stock Based Compensation which totaled $0.2mm in Q2 2021, $1.3mm in Q3 2021 and $1.8mm in Q4 2021.
2. Cumulative as of date specified.

Cash Operating Expenses [1]



$mm
$24.3
$9.6
$9.1
$5.6
($3.4)
($4.7)
($0.5)
+$1.9
$21.0
$4.9
$8.6
$7.5
+$7.5
+$3.0
+$2.1
+$2.9
$28.5
$7.9
$10.7
$9.9
Q2 2021
Q3 2021
Q4 2021
Research and development costs
General and administrative costs
Engineering services

Capex [2]



$mm
$76.6
$19.9
$56.7
+$8.4
+$10.9
$95.9
$28.3
$67.6
As of 9/30/2021
As of 12/31/2021
BlueWalker 3 Satellite - construction in process
Property and equipment

AST SpaceMobile

Nasdaq

NASDAQ: ASTS